CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Disclosure of Portfolio Holdings” in the Statement of Additional Information and to the incorporation by reference of this Registration Statement (Form N-1A) (Post-Effective Amendment No. 15 to File No.333-123998; Amendment No. 17 to File No. 811-21749) of CRM Mutual Fund Trust of our report dated August 25, 2011, included in the 2011 Annual Report to shareholders.

/S/ ERNST & YOUNG, LLP /S/

Philadelphia, Pennsylvania

October 25, 2011